UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 7, 2009

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

000-53742	FIRSTENERGY SOLUTIONS CORP.	31-1560186
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On August 7, 2009, FirstEnergy Solutions Corp. (FES) completed an offering of $1,500,000,000 aggregate principal amount of its senior notes. FES is a wholly owned subsidiary of FirstEnergy Corp. (FirstEnergy).
FES sold the senior notes pursuant to a purchase agreement, dated August 4, 2009 (Purchase Agreement), between FES and Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and RBS Securities Inc., as representatives (the Representatives) of the several initial purchasers named in the Purchase Agreement (collectively, Initial Purchasers), in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (Securities Act). The senior notes were resold by the Initial Purchasers within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.
The senior notes were issued in three series under the First Supplemental Indenture, dated as of August 1, 2009 (First Supplemental Indenture) to the Indenture dated as of August 1, 2009 (as so supplemented, the Indenture), between FES and The Bank of New York Mellon Trust Company, N.A., as trustee (Trustee), as follows:

			Make-whole
Principal Amount	Interest Rate	Maturity Date	Redemption Spread
$400,000,000	4.80%	2/15/2015	35 bps
$600,000,000	6.05%	8/15/2021	40 bps
$500,000,000	6.80%	8/15/2039	40 bps
Interest on each series of the senior notes will accrue at the applicable rate per annum and be payable semi-annually in arrears on each February 15 and August 15, beginning on February 15, 2010, and on the applicable maturity date. The senior notes of each series will be redeemable as a whole or in part, at FES’ option, at any time, at a redemption price equal to the greater of: (i) 100% and (ii) a make-whole price calculated by reference to the present value of the then-remaining scheduled principal and interest payments discounted at a rate derived from the then current yield on U.S. Treasury securities of comparable maturity plus the applicable make-whole redemption spread specified above, plus, in each case, accrued and unpaid interest to the redemption date.
Payment of the senior notes is unconditionally and jointly and severally guaranteed by FES’ subsidiaries FirstEnergy Generation Corp. (FGCO) and FirstEnergy Nuclear Generation Corp. (NGC and, together with FGCO, the Guarantor Subsidiaries) pursuant to their guaranties dated as of March 26, 2007 (the Guaranties), which generally guaranty the indebtedness of FES on an unsecured basis. The senior notes will be the senior unsecured general obligations of FES ranking equally with all of its and the Guarantor Subsidiaries’ other senior unsecured and unsubordinated indebtedness.
In addition to other customary terms and conditions, the Indenture contains a limitation on liens provision that restricts the ability of FES and the Guarantor Subsidiaries to issue, assume, guarantee or permit to exist secured debt without effectively securing all outstanding senior notes issued under the Indenture equally and ratably with that debt (but only so long as such debt is secured). This provision, which is subject to specified exceptions for, among other things, secured debt outstanding on the date of issuance of the senior notes, first mortgage bonds issued from time to time by the Guarantor Subsidiaries under their existing mortgage indentures and secured debt relating to pollution control or similar revenue bonds, also permits secured debt in addition to that permitted by the specified exceptions of up to the greater of

(i) $1.5 billion or (ii) 15% of FES’ consolidated tangible assets. The Indenture also provides that FES may not sell, transfer, convey or otherwise dispose of any of the capital stock of either of the Guarantor Subsidiaries except under certain limited circumstances.
In addition, upon the occurrence of a “change of control” as defined in the Indenture, coupled with the senior notes ceasing to be rated investment grade by at least two of three rating agencies during the 60 days prior to and 60 days after such change of control, holders of the senior notes may require FES, subject to certain conditions, to repurchase all or a portion of their senior notes at a price equal to 101%, plus accrued and unpaid interest to the date of repurchase.
Pursuant to a registration rights agreement, dated as of August 7, 2009, among FES and the Representatives (Registration Rights Agreement), FES has agreed to consummate an exchange offer pursuant to an effective registration statement filed with the United States Securities and Exchange Commission (SEC) to allow holders of senior notes to exchange the senior notes for a new issue of substantially identical debt securities registered under the Securities Act. In addition, FES has agreed to file, under certain circumstances, a shelf registration statement to cover resales of the senior notes. FES has agreed to use its reasonable best efforts, subject to applicable law, to file a registration statement within 180 calendar days of the date of the original issuance of the senior notes and to consummate the exchange offer within 210 calendar days of the date of the original issuance of the senior notes. If FES fails to complete the exchange offer or register the senior notes for resale within 210 calendar days of such date of original issuance, FES will be required to pay additional interest of 0.25% per annum on the senior notes until the exchange offer is consummated or the resale shelf registration statement becomes effective.
Net proceeds from the issuance and sale of the senior notes of approximately $1.487 billion will be used by FES to repay approximately $1.0 billion of borrowings under the $2.75 billion revolving credit facility that FES shares with FirstEnergy and certain of FirstEnergy’s other subsidiaries and for general corporate purposes. FES’ repayment of outstanding borrowings under the revolving credit facility is expected to make available borrowing capacity for FirstEnergy, which FirstEnergy expects to access to fund all or a portion of the tender offer described under Item 8.01 below.
The above descriptions of the senior notes, the Indenture, First Supplemental Indenture, the Guaranties and the Registration Rights Agreement do not purport to be a complete statement of the relevant parties’ rights and obligations thereunder and the transactions contemplated thereby. The above descriptions of such documents are qualified in their entirety by reference to the senior notes, the Indenture, the First Supplemental Indenture, the Guaranties and the Registration Rights Agreement. Copies of the Indenture, the First Supplemental Indenture, the forms of the senior notes, the Guaranties and the Registration Rights Agreement are included with or incorporated by reference into this Form 8-K as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6. 4.7 and 10.1 respectively, and are incorporated herein by reference.
Item 8.01 Other Events.
On August 4, 2009, FirstEnergy announced a cash tender offer for up to $725 million in aggregate principal amount of its outstanding 6.45% Notes, Series B, Due 2011. The tender offer is subject to certain conditions, including a financing condition relating to the consummation of the senior notes offering by FES described under Items 1.01 and 2.03 above. As a result of the consummation of that offering, this financing condition is now satisfied.
 Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of August 1, 2009, between FirstEnergy Solutions Corp. and The Bank of New York Mellon Trust Company, N.A.

4.2	First Supplemental Indenture, dated as of August 1, 2009, between FirstEnergy Solutions Corp. and The Bank of New York Mellon Trust Company, N.A.

4.3	Form of 4.80% Senior Notes due 2015 (included in Exhibit 4.2)

4.4	Form of 6.05% Senior Notes due 2021 (included in Exhibit 4.2)

4.5	Form of 6.80% Senior Notes due 2039 (included in Exhibit 4.2)

4.6	Guaranty, dated as of March 26, 2007, by FirstEnergy Generation Corp. in respect of indebtedness of FirstEnergy Solutions Corp. (Incorporated by reference from FES’ Form S-4/A (Registration No. 333-145140) filed August 20, 2007, Exhibit 10-39)

4.7	Guaranty, dated as of March 26, 2007, by FirstEnergy Nuclear Generation Corp. in respect of indebtedness of FirstEnergy Solutions Corp. (Incorporated by reference from FES’ Form S-4/A (Registration No. 333-145140) filed August 20, 2007, Exhibit 10-42)

10.1	Registration Rights Agreement, dated August 7, 2009, among FirstEnergy Solutions Corp., and Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and RBS Securities Inc., as representatives of the initial purchasers

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.
August 7, 2009

FIRSTENERGY CORP. Registrant FIRSTENERGY SOLUTIONS CORP. Registrant
By:	/s/ Lisa S. Wilson
Lisa S. Wilson
Assistant Controller